UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  March 3, 2006

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                   0-13801                   95-2888568
       (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                           18191 Von Karman, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

Amendment to Articles of Incorporation

      Quality Systems, Inc. amended its Articles of Incorporation, effective as of the close of business on March 3, 2006 (the "Amendment"). The Amendment provided for a conversion of each outstanding share of Common Stock into two shares pursuant to a 2-for-1 forward stock split for shareholders of record as of the close of business on March 3, 2006. The authorized number of shares of Common Stock remains at fifty million (50,000,000).

Item 8.01 Other Events.

On March 3, 2006, the California Superior Court (Orange County) informed the parties in the case of Ahmed Hussein vs. Quality Systems, Inc. et al. that its ruling in the case would be rendered on March 17, 2006.

Item 9.01 Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information.

            Not applicable.

      (c)   Shell Company Transactions.

            Not applicable.

      (d)   Exhibits.

            Number      Description
            ------      -----------

            3.1 Certificate of Amendment of Articles of Incorporation effective as of March 3, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2006                  QUALITY SYSTEMS, INC.


                                     By:    /s/ Paul Holt
                                        ------------------------------
                                        Paul Holt
                                        Chief Financial Officer

                         EXHIBITS FILED WITH THIS REPORT

Number            Description
------            -----------

3.1 Certificate of Amendment of Articles of Incorporation effective as of March 3, 2006